EXHIBIT 99.1

JLL Income Property Trust™

Quarterly Report for the period ended September 30, 2015

EXECUTIVE SUMMARY

In the third quarter 2015, JLL Income Property Trust:

- Paid net of fees quarterly distributions of $0.11203 on Class M shares, $0.09501 on Class A shares, $0.11877 on Class M-I shares and $0.11209 on Class A-I shares[1];
- Maintained portfolio occupancy at 97%;
- Realized 3.0% share appreciation resulting primarily from net increases in underlying property values;
- Achieved net Q3 returns of 4.01% on Class M shares, 3.86% on Class A shares, 4.07% on Class M-I shares and 4.00% on Class A-I shares; and
- Raised $154 million of new capital.

Returns Summary[2]

	Class M	Class A	Class M-I	Class A-I
Q3 Return (Gross)	4.08%	4.08%	4.08%	4.08%
Q3 Return (Net)	4.01%	3.86%	4.07%	4.00%
2015 YTD Return (Gross)	8.64%	8.64%	8.64%	8.64%
2015 YTD Return (Net)	8.30%	7.81%	8.60%	8.40%
Since Inception Return (Gross)[3]	8.03%	8.03%	10.74%	10.74%
Since Inception Return (Net)[3]	7.61%	7.00%	10.70%	10.41%

Distribution Summary

Q3 Distribution per Share (Net)	$0.11203	$0.09501	$0.11877	$0.11209
YTD Distribution per Share (Net)	$0.33630	$0.28505	$0.35695	$0.33653

NAV

NAV per Share[4] (on 9/30/15)	$11.10	$11.08	$11.11	$11.11

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. To date, cumulative distributions have been funded by cash flow from operations. Distribution payments are not guaranteed and may be modified at the Company's discretion.

[2] Past performance is no guarantee of future results. Return represents the compound rate of return for each period assuming reinvestment of all distributions. Returns for periods greater than one year are annualized. Net returns shown in the table are net of Company expenses, advisory fees and share class-specific fees. Gross returns shown in the table are net of Company expenses and advisory fees. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

[3] Since inception returns are calculated as of October 1, 2012 for Class M and A shares and July 1, 2014 for Class M-I and A-I shares.

Portfolio Summary

Total Assets (at fair value)[5]	$1.2 billion
Net Asset Value (NAV)	$799 million
Company Leverage Ratio	36%
Number of Properties	37
Total Commercial Square Feet, Apartment Units & Parking Stalls	6.1 million sq. ft., 1,311 units & 706 stalls
Geographic Diversification	11 States & Canada
Portfolio Occupancy	97%
Average Remaining Lease Term[6]	6.8 years
Investment Strategy	Diversified - Core
Inception Date[7]	October 1, 2012
Tax Reporting	1099-DIV
Minimum Initial Investment	$10,000

[4] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277.

[5] Total assets at fair value are reported at pro-rata share for properties with joint ownership.

[6] Average remaining lease term excludes apartment properties as these leases are generally one year in term.

[7] The initial offering went effective on October 1, 2012 at an offering price of $10.00 per share.

Unless otherwise noted, portfolio data as of 9/30/2015

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outstanding loans has decreased to 4.3% as of September 30, 2015. We have no debt maturities until October 2016, giving us a portfolio-wide weighted average remaining loan term of 6.5 years. Generally, using moderate leverage is a strategic way to extend our investment capacity and further diversify our portfolio. We plan on maintaining the 30-50% Company leverage ratio range, which should ensure our balance sheet is healthy while allowing us to take advantage of the current low interest rate environment. Acquisition Activity Occupancy Enhancing the operational performance of our properties continues to be one of the key priorities of our asset management team. At quarter end, our total portfolio occupancy was stable at 97% at the end of the quarter. Looking at each operating segment, which we define as our primary property types, our apartment occupancy remained 2 Quarterly Report | September 30, 2015 Distributions On February 6, May 1, August 7 and November 6 we paid gross distributions of $0.12 per share related to the fourth quarter of 2014 and first, second and third quarters of 2015. Our current quarterly distribution provides an annualized distribution to our stockholders of 48 cents per share. On November 5, 2015, our board of directors approved a gross distribution for the fourth quarter of 2015 of $0.12 per share to stockholders of record as of December 30, 2015, payable on or around February 5, 2016. Gross distributions will be reduced by share class-specific fees. Share Value The NAV per share of our Class M, Class A, Class M-I and Class A-I shares as of September 30 was between $11.08 and $11.11 per share. We generally see an upward trend in our NAV throughout the quarter as we accrue our portfolio income, and then we see a comparable reduction in our NAV for the accrual of that dividend payment once we reach our record date. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. Our daily share values are posted on our website (www.jllipt.com) and are available via our stockholder services customer support line at 855.652.0277. Investment Returns The combination of share appreciation and distributions for the quarter ended September 30, 2015 generated a net total return of 4.01% and 3.86% for Class M and A shares, respectively. The total return was comprised of a cash return of 1.01% and 0.86% and an appreciation return of 2.97% and 2.97% for Class M and Class A shares, respectively. PORTFOLIO UPDATE In the third quarter we continued to add value to our portfolio through active asset management. Particularly noteworthy accomplishments include closing on three new acquisitions, declaring our sixteenth consecutive quarterly dividend and executing a lease extension with a major office tenant. Leasing Activity During September we signed Amazon to an expansion and extension of their lease at Monument IV at Worldgate. The lease amendment increases their occupancy in the building by approximately 83,000 square feet and keeps Monument IV 100% leased through 2027. Our weighted average lease duration at September 30, 2015 was 6.8 years, a slight increase compared to the prior quarter. The acquisition of Whitestone Market, located near Austin, TX, increased our portfolio’s weighted average lease duration. This retail property has an average remaining lease term of approximately 14 years with limited near term roll. Financing Activity We ended the quarter at a new record low Company loan-to- value ratio of 36%. Our weighted average interest rate on our COMPANY UPDATE For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information Acquisition Date September 2015 Square Feet 642,000 Purchase Price $71,000,000 Occupancy 92% Debt None O’Hare Industrial Portfolio Industrial - Chicago, IL Seven-building portfolio in Chicago, the 2nd largest industrial market in the United States. O’Hare is Chicago’s largest industrial submarket with an excellent transportation network, providing easy access to highways, railways and airports. Acquisition Date September 2015 Square Feet 145,000 Purchase Price $51,500,000 Debt $25,800,000 Interest Rate 3.58% Term 10 Years Loan to Value 50% Whitestone Market Retail - Austin, TX 100%-leased property in a high-growth area anchored with top-performing grocer H-E-B, which commands a 50% market share in Texas. Whitestone Market’s trade area ranks in the 99th percentile of the nation’s grocery- anchored centers based on its strong demographics and limited competition. Acquisition Date July 2015 Number of Units 110 Purchase Price $51,100,000 Debt $26,400,000 Interest Rate 3.65% Term 10 Years Loan to Value 52% AQ Rittenhouse Apartment - Philadelphia, PA Contemporary, newly constructed boutique apartment building in the historic yet trendy Rittenhouse Square neighborhood, with a Walk Score of 100 and a one-of-a-kind rooftop tenant lounge boasting dramatic views of downtown Philadelphia.

JLL
Income Property Trust

stable at 95% this quarter. We experienced strong leasing results at two of our student housing properties. Campus Lodge Tampa and The Edge at Lafayette increased occupancy by 8% and 4%, respectively, compared to the prior year. Our industrial occupancy decreased slightly to 99% this quarter, due to the acquisition of O'Hare Industrial Portfolio which is 92% leased. Our overall office occupancy remained steady at 93%. Our retail occupancy was stable at 97% this quarter, in line with the prior year. In all cases, our segment occupancies compare well with national averages of 96% for apartments, 94% for industrial, 87% for office and 94% for retail.

PORTFOLIO DIVERSIFICATION (BY VALUATION)

By Property Type


18%
Apartment
25%
Retail
26%
Office
3%
Other
28%
Industrial

By Geographic Region


36%
South
18%
Midwest
25%
West
2%
International
19%
East

Disposition Strategy

We had no dispositions in the third quarter and we anticipate holding most of our properties for an extended period. We may determine to sell a property before the end of its anticipated hold period due to changes in market conditions. We continually monitor each investment within the portfolio and the overall portfolio composition for appropriateness in meeting our investment objectives.

Outlook

Investment performance is the most relevant measure of success for an investment manager; however, an investment manager's success in attracting capital is a critical barometer of the market's receptivity to and confidence in a manager's offerings. Since 2012 investors and their financial advisors have chosen to allocate approximately $650 million to JLL Income Property Trust – an endorsement that is both energizing and humbling. In keeping with the investment objectives we outlined for investors three years ago we have deployed that capital across three principal strategies: first, acquiring new properties to grow and diversify our portfolio; second, repaying or refinancing debt to reduce our leverage and financing costs and to extend our debt maturities; and third, repurchasing our shares from stockholders who desire to invest elsewhere.

In the last three years we've acquired 25 new properties, investing approximately $630 million and growing our initial portfolio from 33 properties to a far more diversified portfolio of 37 properties. We also repaid or refinanced over $240 million in higher interest rate and loan-to-value mortgages and at a company level reduced our overall leverage ratio from 69% to its current record low level of 36%. And pertaining to our third priority, we have repurchased more than $130 million of our shares, returning capital to stockholders who desired liquidity or chose to reduce their allocations to core real estate. We also disposed of 21 properties for an excess of $300 million – all closing within a very narrow range of 1% of their most recent independently determined valuations – which we believe should provide investors with confidence in our appraisal-based, daily determined NAV.

We now own 37 different properties in our portfolio, comprised of 18 industrial warehouses, 6 grocery anchored retail centers, 6 office buildings, 5 apartment complexes and 2 parking garages.

We declared our sixteenth consecutive quarterly dividend to our stockholders beginning with the first quarter 2012. We continue to offer to our investors stable dividend payments fully covered by cash flow from operations and at one of the highest dividend coverage ratios in the non-listed REIT industry. Offering an attractive level of current income for distribution to our stockholders is one of our primary investment objectives.

Lastly, we remain the preferred daily NAV core real estate offering in the marketplace, attracting nearly as much capital as all of our competitors combined. We have also significantly expanded our distribution partnerships, which now span ten different wealth management platforms representing wirehouses, private trust banks, RIAs and major national independent broker dealers.

LaSalle INVESTMENT MANAGEMENT®

CONTACT

We strive to keep you well informed regarding JLL Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com.

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4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. Strategies undertaken by the Company are not intended to track any index and information on indices is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2015 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle. ARLYR7GX